                                                                    EXHIBIT 4.10

                     SECURITIES ACCOUNT CONTROL AGREEMENT

                  This agreement, dated as of September 17, 2002 (the "Agreement") sets forth the Agreement between Deutsche Bank Alex. Brown, a division of Deutsche Bank Securities Inc. (the "Intermediary"), Zix Corporation, f/k/a Zixit Corporation (the "Debtor"), and Promethean Asset Management LLC, (the "Secured Party"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                  SECTION 1. ESTABLISHMENT OF SECURITIES ACCOUNT. The Intermediary hereby confirms that:

                  (a) Account Number and Name. The Intermediary has established account number [omitted] and the account is maintained in the name of the Debtor at Intermediary's offices located at 300 South Grand Ave., 40th Floor, Los Angeles, CA 90071 (such account is the "Securities Account");

                  (b) Status as a Securities Account. The Securities Account is a "securities account" as such term is defined in Section 8-501(a) of the UCC; and

                  (c) Account Contents. All positions in and investment property, financial assets, funds and other property credited to the Securities Account are "Pledged Securities."

                  SECTION 2. MAINTENANCE OF SECURITIES ACCOUNT.

                  (a) Compliance with Entitlement Orders and Other Instructions. Intermediary will comply with entitlement orders and other instructions originated by Secured Party concerning the Pledged Securities without further consent by Debtor. Intermediary will be entitled to rely on instructions from a person it reasonably believes to be authorized by Secured Party to give such instructions. Such instructions and entitlement orders may be given to Intermediary orally, provided that the same shall be promptly thereafter transmitted in writing in substantially the form of Exhibit A hereto. Upon receipt by Intermediary from Secured Party of a Notice of Sole Control (as defined below), Intermediary will cease complying with instructions or entitlement orders concerning the Securities Account or any Pledged Securities originated by the Debtor in accordance with section 2(f) hereof and cease making any distributions to the Debtor of or relating to Pledged Securities (including any dividends or interest thereon). The receipt by Intermediary of a Notice of Sole Control shall not function or be construed in any manner to terminate this Agreement or to alter the provisions hereof except as expressly set forth herein. A Notice of Sole Control may be rescinded or withdrawn by Secured Party by written notice delivered to Intermediary specifically identifying the Notice of Sole Control being rescinded and expressly stating that Debtor shall be allowed to resume access to the Securities Account in accordance with the terms of this Agreement.

                  (b) Provision of Statements and Other Information. Upon request by Secured Party, the Intermediary will (i) send copies of any given monthly statement concerning the Securities Account to the Secured Party, and
(ii) provide Secured Party with the then current



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Account balance and/or aggregate market value. Such statements shall be sent to the Debtor and/or the Secured Party at the address for each set forth in this Agreement or as otherwise directed by Secured Party pursuant to its request as aforesaid.

                  (c) Intermediary's Duties With Respect to Agreements between the Debtor and the Secured Party. The Intermediary shall have no duty or obligation whatsoever of any kind or character to determine whether or not an event of default exists under any agreement between the Debtor and the Secured Party. The Intermediary shall honor entitlement orders and/or a Notice of Sole Control irrespective of any knowledge of the Intermediary whether or not an event of default shall exist or the Secured Party shall have any agreement with the Debtor limiting or conditioning its right to give such entitlement orders or Notice of Sole Control. The Intermediary shall have no duty to investigate the circumstances under which the Secured Party is entitled to give any entitlement orders or Notice of Sole Control.

                  (d) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

                  (e) Voting Rights. Until such time as the Intermediary receives a Notice of Sole Control, in substantially the form of Exhibit B hereto, the Debtor may direct the Intermediary with respect to the voting of the Pledged Securities.

                  (f) Asset Transfers or Dispositions. The Debtor may conduct trades in the Securities Account in its normal course of business, absent a Notice of Sole Control, provided, however, the Intermediary shall not honor any instruction to close the Securities Account or to transfer or withdraw any money or position in the Securities Account such that after giving effect thereto the market value of the Securities Account shall be less than $5,000,000 or such other amount as may be hereafter specified by the Secured Party and the Company in writing (the "Minimum Balance"). Debtor agrees that it will not request or undertake checkwriting privileges for the Securities Account. For avoidance of doubt, the Debtor shall be permitted to withdraw, transfer or otherwise utilize funds credited to the Securities Account and other Pledged Securities so long as the aggregate market value of all funds and all other Pledged Securities credited to the Securities Account shall be greater than the Minimum Balance both before and after giving effect to any such withdrawal, transfer or utilization. The Debtor must monitor the market value of the Securities Account, and if the market value of the Securities Account falls below $5,000,000 at the close of business on a business day, the Debtor must immediately notify the Intermediary of that condition and must also notify Secured Party in accordance with Section 4(q) of that certain Securities Purchaser Agreement of even date herewith by and among Debtor and the Buyers identified therein.

                  SECTION 3. CONFIRMATION OF THE PRIORITY OF THE INTERMEDIARY'S LIEN AND RIGHT OF SET-OFF. In the event that the Intermediary has or subsequently obtains by agreement, by operation of law or otherwise any security interest in, or right of set-off with respect to, the Pledged Securities to secure any obligations now or hereafter owed to the Intermediary by the Debtor, THE SECURED PARTY AND THE INTERMEDIARY HEREBY AGREE THAT, NOTWITHSTANDING ANY AGREEMENT OR PROVISION OF LAW TO THE CONTRARY, THAT ANY SECURITY INTEREST OF THE INTERMEDIARY




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SHALL BE SUBJECT AND SUBORDINATE TO THE SECURITY INTEREST OF THE SECURED PARTY,
EXCEPT FOR (i) ANY SECURITY INTEREST OR LIEN IN FAVOR OF THE INTERMEDIARY ON THE PLEDGED SECURITIES FOR THE PAYMENT OF ANY MARGIN LOANS OR (ii) ANY SECURITY INTEREST OR LIEN IN FAVOR OF THE INTERMEDIARY ON THE PLEDGED SECURITIES FOR PAYMENT OF CUSTOMARY FEES OWING TO INTERMEDIARY WITH RESPECT TO THE ROUTINE OPERATION AND MAINTENANCE OF THE SECURITIES ACCOUNT. THE DEBTOR REPRESENTS THAT IT HAS NO MARGIN LOANS OUTSTANDING IN THE SECURITIES ACCOUNT AS OF THE DATE OF THIS AGREEMENT. THE INTERMEDIARY AGREES THAT IT WILL NOT EXTEND ANY NEW CREDIT AFTER THE DATE OF THIS AGREEMENT TO DEBTOR SECURED BY THE PLEDGED SECURITIES WITHOUT SECURED PARTY'S PRIOR CONSENT. DEBTOR HEREBY AGREES THAT IT SHALL NOT REQUEST, NOR SHALL IT ACCEPT, ANY SUCH LOANS. FURTHERMORE, IF AND TO THE EXTENT THE INTERMEDIARY SHALL HAVE ANY RIGHTS OF SET-OFF WITH RESPECT TO THE PLEDGED SECURITIES, THE INTERMEDIARY SHALL NOT EXERCISE ANY SUCH RIGHT OF SET-OFF UNLESS AND UNTIL THE INTERMEDIARY OBTAINS THE CONSENT OF THE SECURED PARTY.

                  SECTION 4. CHOICE OF LAW. Both this Agreement and the Securities Account shall be governed by, and construed in accordance with, the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Intermediary's jurisdiction and the Securities Account shall be governed by the laws of the State of New York.

                  SECTION 5. CONFLICT WITH OTHER AGREEMENTS.

                  (a) In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, including without limitation any agreement between Debtor and Intermediary relating to the establishment or maintenance of the Securities Account, the terms of this Agreement shall prevail.

                  (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

                  (c) The Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Pledged Securities pursuant to which it has agreed or will agree to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person.

                  (d) The Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Debtor or the Secured Party purporting to limit or condition the obligation of the Intermediary to comply with Entitlement Orders as set forth in Section 2(a) hereof.

                  (e) Intermediary and Debtor agree that they will not amend any agreement, effecting the Pledged Securities, that relates to the establishment or maintenance of the Securities Account, without the Secured Party's prior written consent.

                  SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INTERMEDIARY. The Intermediary hereby makes the following representations, warranties and covenants:



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                  (a) Enforceable Agreement. This Agreement is the valid and legally binding obligation of the Intermediary and the Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Secured Party;

                  (b) Adverse Claims. Except for the claims and interest of the Secured Party, the Intermediary and the Debtor in the Pledged Securities, the Intermediary does not know of any claim to, or interest in, the Pledged Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Securities, the Intermediary will promptly notify the Secured Party and Debtor thereof;

                  (c) Registration of Pledged Securities. The Pledged Securities are, and at all relevant times shall be (i) registered in the name of the Intermediary or credited to the securities account of the Intermediary on the books of a clearing corporation or (ii) registered in the name of Debtor and indorsed to the Intermediary or in blank pursuant to an effective endorsement and delivered by the Intermediary to the relevant transfer agent for re-registration in the name of the Intermediary. Intermediary agrees to notify Secured Party (x) upon the receipt of certificates representing re-registered Pledged Securities and (y) in the event the Pledged Securities have not been re-registered in the name of the Intermediary within 18 days following delivery to the transfer agent, in which case Intermediary shall, promptly upon Secured Party's request, endeavor to deliver such certificates (together with any stock power) to Secured Party;

                  (d) Pledged Securities: The Pledged Securities and each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Securities Account shall be treated as a "financial asset";

                  (e) Rights to the Account and Pledged Securities. The Debtor has rights in the Securities Account and the Pledged Securities; and

                  (f) Proceeds. With respect to financial assets held in the Securities Account, and any proceeds thereof consisting of demand or time deposits not represented by certificates of deposit, all said demand or time deposits shall be held in accounts in the name of, established with and at all times maintained at the offices of the Intermediary at 300 South Grand Ave., 40th Floor, Los Angeles, CA 90071, for the benefit of Secured Party.

                  SECTION 7. INDEMNIFICATION OF SECURITIES INTERMEDIARY. Debtor and Secured Party hereby agree that (a) the Intermediary is released from any and all liabilities to the Debtor and the Secured Party arising from the terms of this Agreement and the compliance of the Intermediary with the terms hereof, except to the extent that such liabilities arise from the Intermediary's gross negligence or willful misconduct and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Intermediary and its affiliates and agents from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Intermediary with the terms hereof, except to the extent that such arises from the gross negligence and willful misconduct of the Intermediary, its affiliates or its agents, and from and against any and all liabilities, losses, damages, costs,


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charges, counsel fees and other expenses of every nature and character arising by reason of the same (including any fees or charges with respect to the Securities Account), until the termination of this Agreement.

                  SECTION 8. ASSIGNMENTS PROHIBITED. Each party hereto agrees that it shall not assign its rights hereunder and any purported or attempted assignment of rights hereunder shall be null and void and of no effect.

                  SECTION 9. SUCCESSORS. Subject to the provisions of Section 8 with respect to voluntary assignment of its rights, the terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.

                  SECTION 10. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below. Any party may change its address for notices in the manner set forth herein.

         Debtor:
                  Name:          Zix Corporation
                  Address:       2711 N. Haskell Avenue, Suite 2300, LB36
                                 Dallas, TX  75204-2960
                  Telephone:     214-370-2000
                  Facsimile:     214-515-7385
                  Attention:     General Counsel

         Secured Party:
                  Name:          Promethean Asset Management L.L.C.
                  Address:       750 Lexington Ave., 22nd Floor
                                 New York, New York  10022
                  Telephone:     212-702-5200
                  Facsimile:     212-758-9334
                  Attention:     David M. Kittay
                                 Greg Carney

         Intermediary:
                  Name:          Deutsche Bank Alex. Brown
                  Address:       300 South Grand Avenue, 40th Floor
                                 Los Angeles, CA  90071
                  Attention:     Halsey Smith
                  Telephone:     213-437-2502
                  Facsimile:     213-437-2531         and
                  Attention:     Bruce Treitman
                  Telephone:     213-437-2542
                  Facsimile:     213-437-2520



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                  SECTION 11. TERMINATION.

                  (a) Termination of this Agreement. The rights and powers granted herein to the Secured Party have been granted in order to perfect its security interests in the Securities Account, are powers coupled with an interest and will not be affected by the bankruptcy of the Debtor. The obligations of the Intermediary to the Secured Party pursuant to this Agreement shall continue in effect until the Secured Party has notified the Intermediary of such termination in writing in substantially the form of Exhibit C hereto. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Intermediary to the Debtor pursuant to any other agreement with respect to the Pledged Securities.

                  (b) Termination of Account. The Intermediary may, upon 30 days written notice to Debtor and to Secured Party, resign as securities intermediary hereunder and transfer the Pledged Securities to another institution. The Secured Party shall have the right to identify the institution and the account to which Pledged Securities shall be transferred by sending an Entitlement Order to the Intermediary at any time prior to the expiration of the thirtieth (30th) day after written notice from the Intermediary is sent to the Secured Party. If the Intermediary has not, prior to the expiration of the 30th day, received an Entitlement Order from the Secured Party directing transfer, the Intermediary then may honor an Entitlement Order from the Debtor. If neither the Secured Party nor the Debtor has delivered an Entitlement Order with respect to the Pledged Securities, the Intermediary may, at its option, deposit the assets with a court of competent jurisdiction or establish a successor account at another institution. Any such successor account established by the Intermediary at another institution shall be maintained in the same name as the Securities Account; but other than the name in which the account is maintained, the Intermediary shall have no obligation to establish an account with the same or even similar terms as the Securities Account.

                  SECTION 12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile thereof.


                    Balance of Page Intentionally Left Blank
                             Signature Page Follows



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                  IN WITNESS WHEREOF, the parties have executed this Securities
Account Control Agreement as of the date first above written.


                                          ZIXIT CORPORATION

                                          By: /s/ Ronald A. Woessner
                                             -----------------------------------
                                             Name:  Ronald A. Woessner
                                                   -----------------------------
                                             Title: S.V.P.
                                                   -----------------------------


                                          PROMETHEAN ASSET MANAGEMENT LLC

                                          By: /s/ James F. O'Brien, Jr.
                                             -----------------------------------
                                             Name:  James F. O'Brien, Jr.
                                                   -----------------------------
                                             Title: President
                                                   -----------------------------


                                          DEUTSCHE BANK ALEX. BROWN

                                          By: /s/ Bruce Treitman
                                              ----------------------------------
                                              Name: Bruce Treitman
                                              Title: Branch Manager



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                                                                       EXHIBIT A

                          [Letterhead of Secured Party]



                                     [Date]


Mr. Halsey Smith
Mr. Bruce Treitman
Deutsche Bank Alex. Brown
300 South Grand Ave.
40th Floor
Los Angeles, CA 90071

                  Re: Entitlement Order for Securities
                      Account No.   (the "Securities Account")

Ladies and Gentlemen:

                  As referenced in the Agreement, dated _______, 2002 (the "Agreement"), among _____________ (the "Debtor"), you and the undersigned (a copy of which is attached), pursuant to Section 2 of the Agreement, we hereby give you the following entitlement order with respect to account number ________________:

                  The Pledged Securities should be transferred by you to _________________ for credit to Account No. ____________ maintained in the name
_________________.

                                                Very truly yours,
                                                [NAME OF SECURED PARTY]


                                                --------------------------------
                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

cc:




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                                                                       EXHIBIT B
                          [Letterhead of Secured Party]

                                     [Date]


Mr. Halsey Smith
Mr. Bruce Treitman
Deutsche Bank Alex. Brown
300 South Grand Ave.
40th Floor
Los Angeles, CA  90071
                           Re:  Notice of Sole Control
                                for Securities Account No.

Ladies and Gentlemen:

         As referenced in the Agreement, dated _______, 2002 (the "Agreement"), among Zix Corporation (the "Debtor"), you and the undersigned (a copy of which is attached) we hereby give you notice of our sole control over the Pledged Securities.

You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Pledged Securities described above from any person other than the undersigned, unless you receive a written notice from the undersigned that this "Notice of Sole Control" is rescinded or withdrawn, or as otherwise ordered by a court of competent jurisdiction.

                  You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.


                                                  Very truly yours,




cc:                                               By:
   -----------------------------------------         ---------------------------
                                                     Name:
                                                     Title:



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                                                                       EXHIBIT C

                          [Letterhead of Secured Party]



                                     [Date]


Mr. Halsey Smith
Mr. Bruce Treitman
Deutsche Bank Alex. Brown
300 South Grand Ave.
40th Floor
Los Angeles, CA  90071

                          Re: Termination of Agreement

         You are hereby notified that the Agreement, dated ________,__ 2002 (the "Agreement"), among you, Zix Corporation (the "Debtor") and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Securities Account number ______ and the Pledged Securities from the Debtor. This notice terminates any obligations you may have to the undersigned with respect to such account; however, nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

                  You are instructed to deliver a copy of this notice by facsimile transmission to Zix Corporation


                                              Very truly yours,


                                              [Name of Secured Party]



                                              By:
                                                 Name:


cc:




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